EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13D (or any amendments thereto) relating to the Class A common stock of vTv Therapeutics Inc. is filed on behalf of each of us.

Dated: September 24, 2025

Samsara BioCapital, L.P.

By:

Samsara BioCapital GP, LLC

its

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara BioCapital GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund, L.P.

By:

Samsara Opportunity Fund GP, LLC

its

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

/s/ Srinivas Akkaraju

Srinivas Akkaraju